UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           SECOND STAGE VENTURES, INC.
               --------------------------------------------------
             (Exact name of Registrant as specified in its charter)


              Nevada                                     98-0233859
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


    92 Welk Lane, Windward Road
 Providenciales, Turkes & Caicos Islands,
        British West Indies
----------------------------------------    ------------------------------------
(Address of principal executive offices)                  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


      Title of each class                   Name of each exchange on which each
      to be so registered                       class is to be registered
----------------------------------------    ------------------------------------
            None                                          N/A

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ____

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. _X__

Securities  Act  registration  statement file number to which this form relates:
333-56936 (if applicable)
---------
Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, Par Value $0.01 Per Share
             -------------------------------------------------------
                                (Title of Class)




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Item 1. Description of Registrant's Securities to be Registered.

The description of the Common Stock, par value $0.01 per share (the "Common Stock"), of Second Stage Ventures, Inc. (the "Registrant") contained in the Registrant's Registration Statement on Form SB-2 (File No. 333-56936) under the heading "Description of Securities" in the prospectus contained therein is hereby incorporated by reference.

Item 2. Exhibits.

The following exhibits are filed as a part of this Registration Statement:


     Exhibit Number       Description

        1(1)              Articles of Incorporation

        2(1)              Articles of Incorporation, as amended

        3(1)              First Amended and Restated Bylaws

        4(1)              Form of Subscription Agreement

(1)Previously filed as an exhibit to the registrant's registration statement on Form SB-2 on March 12, 2001 as amended May 10, 2001 (File No. 333-56936).





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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                               SECOND STAGE VENTURES, INC.


                                               By:  __ /s/ ZENNIE MORRIS____
                                               Name:  Zennie Morris
                                               Title: President


Dated:  June 20, 2001























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                        Exhibit Index


   Exhibit Number       Description

        1(1)            Articles of Incorporation

        2(1)            Articles of Incorporation, as amended

        3(1)            First Amended and Restated Bylaws

        4(1)            Form of Subscription Agreement




























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